Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113076, 333-70111, 333-30394, 333-68828, 333-62434 and 333-126058) and in the related Prospectuses and on Form S-8 (Nos. 333-61555, 333-87485, 333-89964 and 333-127014) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., of our reports (a) dated August 11, 2006 with respect to Statement of Revenues and Certain Expenses of 609 Fifth Avenue, New York, New York and (b) dated August 8, 2006 with respect to the Statement of Revenues and Certain Expenses of 521 Fifth Avenue, New York, New York, both included in this Form 8-K/A.

/s/ Berdon LLP

New York, New York
August 11, 2006